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     Comparator Systems Corporation




                              CONSULTING AGREEMENT


     This Consulting Agreement (the"Agreement") is made as of this 19th day of September, 1996, by and between Comparator Systems Corporation, a Colorado corporation (the"Company"), and Robert Reed Rogers (the "Consultant").

     In consideration of the mutual covenants and agreements herein contained, and in accordance with the authorization by the Board of Directors of the Company, the Company and the Consultant hereby agree as follows:

     1.   Services to Be Rendered.   The Company hereby retains the Consultant
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to provide services to the Company as an independent contractor, and the
Consultant hereby agrees to render such services, upon the terms and conditions hereinafter set forth. During the term of this Agreement, the Consultant shall perform for the Company, among others, the duties of assisting with locating and negotiating financing, locating and negotiating the acquisition of compatible technologies, negotiating and settling debt, identifying prospective customers, negotiating the sale of the Company's products, and advising the Company, as requested, on other matters, the scope of such duties to be determined from time to time by the Board of Directors. The Consultant shall be available to render such services for such period(s) each calendar year as the parties hereto may mutually agree and shall devote such time to the performance of his duties hereunder as may be reasonably necessary therefor.


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     2.   Term of Agreement.   Subject to the provisions for termination
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hereinafter provided, the term of this Agreement shall be for six months, from
September 20, 1996 through March 19, 1997. The parties hereto agree to enter into good faith negotiations prior to the expiration of the term hereof, for the purpose of extending the term of this Agreement, subject to the need of the Company for the Consultant's services at that time, and subject to the approval of the United States District Court, Central District of California, as detailed in the Consent and Undertakings of Defendant Comparator Systems Corporation, Civil Action No. 96-3856.

     3.   Working Facilities.   During the term hereof, the Company shall
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furnish the Consultant with  such facilities and services as are suitable to his role and adequate for the performance of his duties, as determined by the Board of Directors.

     4.   Compensation and Expenses.
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            (a)   For the services rendered by the Consultant during the term hereof, the Company shall pay to the Consultant gross compensation at the rate of One Hundred Twenty Five Dollars ($125.00) per hour, up to a maximum compensation of $5,208.34 per month, or at such higher rate or higher number of hours as may be fixed from time to time by the Board of Directors, subject to approval of the United States District Court, Central District of California.

            (b) The Consultant shall be authorized to incur reasonable expenses, subject to review and approval by the Company, incident to the maintenance or promotion of the business of the Company, such as expenses for entertainment, travel and similar items, and shall be reimbursed by the Company therefore.

     5.   Indemnification by the Company.  The Company shall indemnify the
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Consultant as follows:

            (a) The Company shall indemnify the Consultant as a party, or if he is threatened to be made a party, to any existing, threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he was a director or officer of the Company, against expenses (including attorneys' fees), judgements, fines


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and amounts paid in settlement, actually and reasonably incurred by Consultant in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the Consultant did not act in good faith and in a manner he reasonably believed to be in, not opposed to, the best interest of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            (b) The Company shall indemnify the Consultant as a party, or if he is threatened to be made a party, to any existing, threatened, pending or completed action or suit by or in the right of the Company, to procure a judgement in its favor by reason of the fact that he was a director or officer of the Company, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Company.

            (c) To the extent that the Consultant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (a) or (b) of this Paragraph 5, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

            (d) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding, upon receipt of an understanding by or on behalf of the Consultant to repay such amount.

            (e) The indemnification provided by this Paragraph 5 shall not be deemed exclusive of any other rights to which the Consultant may be entitled, and continues after he shall have ceased to be a director, officer or consultant of the Company, and shall inure to the benefit of his heirs and personal representatives.


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     6.   Termination by the Company.   During the term of this Agreement, the
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Company shall have the following rights to terminate this Agreement, subject to
Paragraph 7 below:

            (a)   Termination for Cause:   The Company shall have the right to
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terminate this Agreement upon 10 days written notice if the Board of Directors shall have determined in good faith, by affirmative vote of a majority of the directors then in office, voting in person at a meeting of which the Consultant was given reasonable notice and at which he was provided a reasonable opportunity to state his position as to why this Agreement should not be terminated, that the Consultant has (A) acted with gross negligence or in bad faith or willful or wanton misconduct during the course of the performance of, or otherwise related to his duties hereunder, (B) materially breached one or more of the covenants set forth in Paragraph 7 below, or (C) if the Consultant shall have been convicted of a felony or shall have admitted committing a felony.

            (b)   Termination for Disability:   The Company shall have the right
                  ---------------------------
to terminate this Agreement upon 30 days written notice if the Consultant shall have been unable, as a result of physical illness or other incapacity, to substantially perform his duties hereunder for a continuous period of three months or longer.

     7.   Confidential Information and Covenant Not to Compete.
          -----------------------------------------------------

            (a) The Consultant hereby agrees that, during the term of this Agreement and thereafter, he will not disclose to any person, or otherwise use or exploit any of the proprietary or confidential information or knowledge, including without limitation, trade secrets, processes, records of research, proposals, reports, methods, processes, techniques, computer software or programing, customer lists, or budgets or other financial information, regarding the Company its business, properties or affairs obtained by him at any time prior to or subsequent to the execution of this Agreement, except to the extent required by his performance of assigned duties for the Company.

            (b) Upon termination of this Agreement, the Consultant will deliver to the Company all tangible displays and repositories of trade secrets, processes, records of research, proposals, reports, memoranda, methods, processes, techniques, computer software and programing, customer lists, or budgets or other financial information, and other materials or records or writings of any other type made, used or obtained by the Consultant in connection with this Agreement.


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            (c)   The Consultant hereby agrees that during the period from the date hereof, through and including March 19, 1997, he will:

                    (i)  neither authorize his name to be used by,

                    (ii) nor engage in or carry on, directly or indirectly, for himself, as a member of partnership, as a controlling stockholder, officer or director of a corporation (other that the Company or any successor of the Company), or as an employee, agent, associate or consultant of any person, partnership, corporation (other than the Company or any successor of the Company) or other business entity, any business in direct competition with the fingerprint scanning and comparison business carried on or conducted by the Company, in any state or other county where business is then carried on or conducted by the Company.

            (d) The Consultant agrees that the remedy at law for any breach by him of any of the covenants and agreements set forth in this Paragraph 7 will be inadequate and that in the event of such any such breach, the Company may, in addition to other remedies which may be available to it at law, obtain injunctive relief prohibiting him (together with all those persons associated with him) from the breach of such covenants and agreements.

            (e) The parties hereto intend that the covenants and agreements contained in this Paragraph 7 shall be deemed to include a series of separate covenants and agreements with respect to the business described in Paragraph 7(c) hereof. If any judicial proceeding a court shall refuse to enforce all of the separate covenants included in such action, then such unenforceable covenants shall be deemed eliminated from the provisions hereof for the purposes of such proceeding to the extent necessary to permit the remaining separate covenants to be enforced in such proceeding.

     7.   Notices. All Notices and other communications permitted or required
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hereunder shall be in writing and shall be deemed to have been duly given when delivered, or two days after having been mailed by registered or certified mail, postage prepaid, return receipt requested:

            (a) If to Consultant, addressed to him at: 621 Lido Park Drive, F-1, Newport Beach, CA 92663,

            (b) If to the Company, addressed to it at: 4350 Von Karman Ave., Suite 180, Newport Beach, CA, 92660,

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or such other address as the other party hereto may designate by written notice pursuant to this Paragraph.

     8.   The Entire Agreement.   This agreement constitutes and embodies the
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full and complete understanding and agreement of the parties hereto and supersedes all prior understandings or agreements, oral or written, whether or not related to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement on the day first written above.




                                   COMPARATOR SYSTEMS CORPORATION




                                   By:
                                       ---------------------------
                                   Armond J. Schroeder
                                   Its duly authorized President





                                   CONSULTANT




                                   /s/ Robert Reed Rogers
                                   -------------------------------
                                   Robert Reed Rogers








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